Exhibit 99.1

For further information contact:

Investor Relations:

Jesse Jenkins

901.597.8259

Jesse.Jenkins@servicemaster.com

Media:

James Robinson

901.597.7521

James.Robinson@servicemaster.com

ServiceMaster Global Holdings to Sell ServiceMaster Brands Franchise Business to Roark Capital for $1.553 Billion

•	Transaction transforms ServiceMaster Global Holdings into a pure-play, global pest control business with sharpened focus
•	ServiceMaster Global Holdings will change its name to Terminix at closing
•	Roark Capital will be a strong and supportive owner of ServiceMaster Brands with ownership of the ServiceMaster name
•	Proceeds to be used by Terminix for debt reduction, organic and inorganic investments in pest control and return to shareholders

MEMPHIS, TENN. — September 2, 2020 —ServiceMaster Global Holdings, Inc. (NYSE: SERV), a leading provider of essential services to residential and commercial customers in the termite, pest control, health-based cleaning and restoration markets, today announced that, following a thorough strategic review process, it has entered into an agreement to sell its ServiceMaster Brands businesses to an affiliate of Roark Capital, for $1.553 billion. The transaction is expected to close in approximately 30 to 60 days, subject to customary legal and regulatory closing conditions.

The transaction will position the Company’s two businesses, Terminix and ServiceMaster Brands, to pursue their own distinct strategies and growth opportunities. Terminix will benefit from enhanced management focus and resources for its global pest control business, while Roark Capital will provide ServiceMaster Brands with a strong and supportive owner to build upon its leading market positions and trusted brand names.

ServiceMaster Brands includes a portfolio of residential and commercial services brands such as ServiceMaster Restore, ServiceMaster Clean, Merry Maids, AmeriSpec, and Furniture Medic, which operate through a network of franchised and company-owned businesses that generated $2,663 million in system-wide sales, and $256 million in revenue for the twelve-month period ended June 30, 2020.

“This transaction represents a tremendous outcome for the stakeholders of both of our businesses,” said ServiceMaster Chairman and interim CEO Naren Gursahaney. “Through this divestiture, Terminix will become a pure-play, global pest control company, better positioned for the future. We look forward to continuing to advance our commitment to predictable, sustainable growth and profitability at Terminix through the cultural and operational transformation of the business that is underway and remain focused on driving enhanced value for our shareholders, customers and employees.”

Mr. Gursahaney added, “ServiceMaster Brands is the largest franchisor in commercial and residential services with over $2.6B in system-wide sales in the large and growing restoration and health-based cleaning services industries. With a resilient market position, trusted brand names, and exciting new growth strategies, the business and its experienced teams and franchisees are well-positioned for strong long-term growth. Roark Capital has a strong track record of supporting franchisees and dedicating substantial resources to growing need-based services businesses, and we are confident that ServiceMaster Brands has a bright future ahead.”

“We are thrilled to welcome ServiceMaster Brands to our family,” said Mike Thompson, Managing Director at Roark Capital. “We are excited to partner with the team and support ServiceMaster Brands’ long-tenured and successful franchisees to realize the tremendous growth potential of these brands.”

The Company expects net proceeds of over $1.1 billion from the divestiture after paying approximately $420 million in taxes. The remaining proceeds, net of fees, will be earmarked for reduction of debt to achieve its target leverage ratio of between 2.5 and 3.0 times Adjusted EBITDA, continued investment in its core pest control and termite businesses to drive organic growth and productivity, accretive acquisitions to further strengthen its businesses, and continued ongoing returns to shareholders.

Third Quarter 2020 Outlook

Third-quarter 2020 continuing operations revenue guidance is affirmed between $495 million and $515 million. Third-quarter 2020 continuing operations Adjusted EBITDA guidance is affirmed between $80 million and $90 million. Third-quarter 2020 ServiceMaster Brands revenue guidance is affirmed between $63 million and $68 million. Third-quarter 2020 ServiceMaster Brands Adjusted EBITDA guidance is affirmed between $23 million and $27 million.

Lazard served as financial advisor to ServiceMaster, and Wachtell, Lipton, Rosen & Katz served as ServiceMaster’s legal advisor on the transaction.

J.P. Morgan served as financial advisor to Roark Capital, Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal advisor on the transaction, and Barclays provided financing for the transaction.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of termite and pest control, cleaning and restoration services in both the residential and commercial markets, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The Company’s portfolio of well-recognized brands includes AmeriSpec (home inspections), Copesan (commercial national accounts pest management), Furniture Medic (cabinet and furniture repair), Merry Maids (residential cleaning), Nomor (European pest control), ServiceMaster Clean (health-based commercial cleaning), ServiceMaster Restore (restoration and reconstruction), Terminix (termite and pest control), and Terminix Commercial (commercial termite and pest control). The Company is headquartered in Memphis, Tenn. Go to servicemaster.com for more information about ServiceMaster or follow the Company at LinkedIn.com/Company/ServiceMaster, Twitter.com/ServiceMaster or Facebook.com/ServiceMaster.

About Roark Capital

Roark focuses on franchised and multi-unit business models in the retail, restaurant, consumer and business services sectors. Since inception, affiliates of Roark have invested in 78 franchise/multi-unit brands which generate approximately $41 billion in annual system revenues from 39,000 locations in 50 states and 81 countries. For more information, please visit www.roarkcapital.com.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements. Forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the Company’s reports filed with the U.S. Securities and Exchange Commission. Such risks, uncertainties and changes in circumstances include, but are not limited to: the possibility that regulatory and other conditions to the sale of our ServiceMaster Brands businesses are not received or satisfied on a timely basis or at all, and the possibility of changes in the anticipated timing for closing the sale; the possibility that we may not fully realize the projected benefits of the sale; business disruption during the pendency of or following the sale; the impact of reserves attributable to pending Litigated and Non-Litigated Claims for terminate damages; the impact of COVID-19 on our operations; lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

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